UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 19, 2005

Commission File Number  0-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

(415) 878-4000
(Registrant's telephone number including area code)

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Director.

On October 19, 2005 Robert Mayer advised the company that he was resigning as a member of the Board of Directors of International Microcomputer Software, Inc. effective October 20, 2005.

Mr. Mayer's formal written resignation stated that he wanted to focus his attention on a potential transaction with the company and eliminate any possibility of a conflict of interest that might be viewed to exist because of his role as a director of the company. Mr. Mayer's resignation did not involve any disagreements with the company or its Board.

The company appreciates Mr. Mayer’s service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

Dated: October 24, 2005	By:	/s/ MARTIN WADE, III

Name: Martin Wade, III Title: Chief Executive Officer

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